UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

COMMERCE ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

    On July 25, 2008, Commerce Energy Group, Inc., a Delaware corporation (the "Company"), Commerce Energy, Inc., a California corporation and wholly-owned subsidiary of the Company ("Commerce"), Wachovia Capital Finance Corporation (Western), a California corporation, as Agent and Lender (the "Agent"), and Wells Fargo Foothill LLC, as Lender, entered into a Tenth Amendment to Loan and Security Agreement (the "Amendment") amending that certain Loan and Security Agreement dated June 8, 2006, as amended (the "Credit Facility") by and among the Company, Commerce and the Agent. Capitalized terms not otherwise defined have the meaning set forth in the Credit Facility.

    The Amendment provides for a waiver of an Event of Default arising as a result of the failure of Commerce to obtain, on or before July 25, 2008, subordinated financing of at least $10,000,000, and revises several provisions of the Credit Facility, including, without limitation,  reducing the Letter of Credit Limit and the aggregate outstanding principal amount of Loans.

     Pursuant to the Amendment, the Letter of Credit Limit was reduced from $45,000,000 to $35,500,000. In addition, the aggregate principal amount of Loans that may be outstanding will be reduced to $7,000,000 as of the close of business on August 7, 2008 and to $0 as of the close of business on August 15, 2008. The Revolving Loan Limit will remain at $45,000,000 and the amount of Loans that may be outstanding may be increased after August 15, 2008 if the additional financing referred to below is obtained.

    Under the terms of the Amendment, Commerce agreed to obtain additional financing on or before the close of business on August 18, 2008 of (i) no less than $15,000,000 or (ii) no less than $10,000,000 and an additional payment deferral from a supplier equal to the difference between $15,000,000 and the amount of the additional financing.

    In addition, Commerce agreed to provide additional reporting to the Agent and to use its good faith efforts to deliver a Letter of Intent, no later than August 7, 2008, from a private investor, a major commodity bank or other person to provide additional financing to Commerce.

    The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the actual Amendment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits. The following item is filed as an exhibit to the Report:

Exhibit No.	Description

99.1
Tenth Amendment to Loan and Security Agreement, dated July 25, 2008, by and among Commerce Energy, Inc., Commerce Energy Group, Inc., Wachovia Capital Finance Corporation (Western), as Agent and Lender and Wells Fargo Foothill, LLC, as Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
COMMERCE ENERGY GROUP, INC.
a Delaware corporation
Date: July 28, 2008	By: /s/ C. Douglas Mitchell
C. Douglas Mitchell
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

99.1
Tenth Amendment to Loan and Security Agreement, dated July 25, 2008, by and among Commerce Energy, Inc., Commerce Energy Group, Inc., Wachovia Capital Finance Corporation (Western), as Agent and Lender and Wells Fargo Foothill, LLC, as Lender